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                                   Schedule A

                          Custodian Services Agreement

                                   Portfolios

                               Schwab S&P 500 Fund
                              Schwab Analytics Fund
                        Institutional Select S&P 500 Fund
                 Institutional Select Large-Cap Value Index Fund
                 Institutional Select Small-Cap Value Index Fund


Dated:      1/28/99
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PNC BANK, NATIONAL ASSOCIATION

By:     /s/  David E. Fritz
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             David E. Fritz

Title:   Ass't Vice President

SCHWAB CAPITAL TRUST

By:     /s/ William J. Klipp
     ----------------------------------------
            William J. Klipp

Title:    Executive Vice President
          and Chief Operating Officer